Exhibit 10.9E

                    FOURTH AMENDMENT TO OPERATING AGREEMENT

      This FOURTH AMENDMENT TO OPERATING AGREEMENT is made and entered into this 11th day of March, 1993, between DUBUQUE RACING ASSOCIATION, LTD., an Iowa nonprofit corporation, (hereinafter referred to as "DRA") and GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C., an Iowa limited liability company, (hereinafter referred to as "Greater Dubuque").

      RECITALS:

      A. On February 22, 1993, DRA and Greater Dubuque signed an Operating Agreement setting forth their respective rights, duties and obligations with regard to excursion gambling boat operations under Chapter 99F of the Iowa Code. Amendments to said Operating Agreement were signed on February 22, 1993, March 4, 1993, and March 11, 1993, amending said Operating Agreement.

      B. DRA and Greater Dubuque have jointly agreed to further amend and modify the terms of the Operating Agreement, as previously amended, referred to in Recital A above.

      NOW, THEREFORE, IT IS AGREED that the February 22, 1993 Operating Agreement, as previously amended, is further amended as follows:

      1. The last subparagraph of paragraph 1 is amended to read as follows:

            Excursion riverboat operations shall begin on August 1, 1993. It is mutually intended that the required licenses to be issued by the Iowa Racing and Gaming Commission shall be effective as of August 1, 1993. Greater Dubuque agrees that DRA may contract with a third-party operator for excursion gambling boat operations during the period from April 1, 1993 through July 31, 1993.

      2. Paragraph 3 is amended in its entirety to read as follows:

            3. CONDITIONS PRECEDENT TO CONTRACT. This Operating Agreement shall be effective only if all of the following conditions are satisfied:

            (a) The filing by no later than February 22, 1993, of a joint application by DRA and Greater Dubuque with the Iowa Racing and Gaming Commission for licenses to conduct gambling games and to operate an excursion gambling boat.

            (b) Approval of the joint application referred to in subparagraph 3(a) above by the Iowa Racing and Gaming Commission at its March 1993 meeting and the subsequent issuance of required licenses, which licenses shall be effective as of August 1, 1993.

            (c) Approval of this Operating Agreement, and any amendments thereto, by the Iowa Racing and Gaming Commission.

            (d) Greater Dubuque obtaining adequate financing, including invested equity capital, and providing evidence thereof acceptable to DRA by no later than April 9, 1993.

            (e) Termination no later than the close of business on July 31, 1993, of the existing Sublease Agreement between DRA, as lessor, and Dubuque Casino Belle, Inc., as lessee, dated July 2, 1990. It is DRA's position that said Sublease will automatically terminate effective March 31, 1993, by reason of the termination of the DRA - Dubuque Casino Belle, Inc. Operating Agreement.

            (f) Amendment of the DRA - City of Dubuque Lease Agreement covering the dock site and parking facilities for the purpose of (1) permitting the subleasing of the property by DRA to Greater Dubuque and (2) permitting, if necessary, the construction of a physical facility for ticket sales upon the leased premises or upon some other premises, not currently leased, acceptable to Greater Dubuque and DRA.

            (g) The execution of a Sublease Agreement between DRA, as lessor, and Greater Dubuque, as lessee, to be effective no later than August 1, 1993, and covering the premises presently leased by DRA to Dubuque Casino Belle, Inc. Said Sublease Agreement shall be subject to the approval of the City of Dubuque. Through this sublease, Greater Dubuque will be


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

                  provided with a dock site, berthing location, and a parking area, which parking area is identified as Parking Lot #1 and Parking Lot #2 under the Ice Harbor Parking Agreement dated July 2, 1990, with the City of Dubuque and other parties. The Sublease shall also provide, if necessary, a location to construct a ticket sale facility.

                  If it is necessary for Greater Dubuque to construct a facility for ticket sales, the particulars of such facility, including its size and design, shall be mutually agreed upon by the parties prior to construction. The cost of construction and all related expenses, including utility hookups, shall be divided between Greater Dubuque and DRA as they mutually agree prior to commencement of construction. If the parties cannot agree, then the issue of cost-sharing shall be submitted to arbitration under the provisions of paragraph 6 herein.

            (h) Greater Dubuque obtaining by no later than April 9, 1993, signed contracts, acceptable to both Greater Dubuque and DRA, in respect to the purchase or lease/purchase of gaming equipment and an excursion gambling boat having a passenger capacity acceptable to DRA.

            (i) Greater Dubuque, prior to July 1, 1993, giving written notice to all applicable parties to the Ice Harbor Parking Agreement dated July 2, 1990, stating that effective August 1, 1993, Greater Dubuque adopts and assumes all rights and obligations that are applicable to an excursion gambling boat operator under said Agreement.

      If any of the foregoing conditions are not satisfied, this Operating Agreement shall be null and void unless the unsatisfied condition is waived in writing by both parties.

      3. Paragraph 4(a)(3) is amended to read as follows:


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

      4(a) (3) For each April 1 - March 31 excursion season, beginning with the excursion season ending March 31, 1994, the minimum payment to DRA under subparagraphs (a)(1) [if applicable] and
                  (a)(2) above shall be $1,000,000, and any amount required to satisfy the minimum shall be payable by Greater Dubuque within 15 days after the end of each April 1 - March 31 excursion season.

                  The minimum payment to DRA under this subparagraph, as set forth above, shall be reduced for any April 1 - March 31 excursion season, including the initial excursion season ending March 31, 1994, during which:

                  (A) Either excursion boat gambling or a land-based slot or casino operation is carried on by an operator licensee under the laws of Illinois and/or Wisconsin; and

                  (B) The Illinois and/or Wisconsin licensed operator is a business entity other than Greater Dubuque or a corporation or business entity owned or controlled by Greater Dubuque, even though Greater Dubuque or a corporation or business entity owned or controlled by Greater Dubuque is also an Illinois and/or Wisconsin licensed operator carrying on excursion boat gambling or land-based slot or casino operations under the laws of Illinois and/or Wisconsin at locations other than Jo Daviess County, Illinois and Grant County, Wisconsin; and

                  (C) The Illinois and/or Wisconsin licensed operator maintains an excursion boat gambling dock site in Jo Daviess County, Illinois and/or Grant County, Wisconsin or, in the case of land-based slot or casino operations, carries on said operations in Jo Daviess County, Illinois and/or Grant County, Wisconsin; and

                  (D) The Illinois and/or Wisconsin licensed operator conducts either excursion boat gambling or a land-based slot or casino operation from Jo Daviess County, Illinois and/or Grant County, Wisconsin


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

                        during the period from May 1 through October 31.

                  If all of the above conditions exist, the $1,000,000 payment otherwise guaranteed by Greater Dubuque to DRA shall be reduced by $83,333.33 for each full calendar month that the Illinois and/or Wisconsin licensed operator conducts excursion boat gambling or land-based slot or casino gambling from Jo Daviess County, Illinois and/or Grant County, Wisconsin, from May 1 through October 31.

      4. Paragraph 13 is amended by adding the following new subparagraph (m):

            (m) Simultaneously with the signing of this Fourth Amendment to the Operating Agreement, Greater Dubuque is paying to DRA a $20,000.00 fee, which shall be nonrefundable. If all conditions set forth at paragraph 3 above are satisfied and excursion gambling boat operations are commenced on August 1, 1993, then said $20,000.00 payment shall be credited against the payment due DRA under paragraph 4(a) above for the initial excursion gambling season ending March 31, 1994.

      Except as specifically amended above, all of the provisions of the February 22, 1993 Operating Agreement and existing Amendments thereto shall remain in full force and effect.

      Dated this 11th day of March, 1993.

                                        DUBUQUE RACING ASSOCIATION, LTD.

                                        By /s/ Norma Denlinger
                                           -------------------------------------
                                           Norma Denlinger, President

                                        By /s/ Ron Spillane
                                           -------------------------------------
                                           Ron Spillane, Treasurer


                                        GREATER DUBUQUE RIVERBOAT
                                        ENTERTAINMENT COMPANY, L.C.

                                        By /s/ Joseph P. Zwack
                                           -------------------------------------
                                           Joseph P. Zwack, Managing Member


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